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                                                                    EXHIBIT 21.1
                         SUBSIDIARIES OF TRANSPRO, INC.

                  The following sets forth a list of all the subsidiaries of TransPro, Inc., a Delaware corporation (the "Company"), and the State or other jurisdiction of incorporation or organization of each

                    NAME                                                      JURISDICTION OF INCORPORATION OR
                                                                                         ORGANIZATION
                                                                                         ------------
          Allen Heat Transfer Products, Inc.                                               Delaware
          AHTP II, Inc.                                                                    Delaware
          CROWN CREW CAB, INC.                                                             Delaware
          GO/DAN Industries (1)                                                            New York
          GO/DAN de Mexico, SA de C.V. (2)                                                  Mexico
          Radiadores GDI, SA de C.V. (2)                                                    Mexico
          TransPro Indus Ltd.                                                              Mauritius
          Crown-VMS Canada, Ltd.                                                        Ontario, Canada
          EVAP, Incorporated                                                                 Texas
          A/C Plus, Incorporated                                                             Texas

(1) GO/DAN Industries, a New York general partnership, is jointly owned by Allen Heat Transfer Products Inc. and AHTP II, Inc.

(2)      A wholly-owned subsidiary of GO/DAN Industries.